Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Babson Capital Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Babson Capital Funds Trust for the period ended December 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Babson Capital Funds Trust for the stated period.

/s/ Anthony J. Sciacca	/s/ Patrick Hoefling

Anthony J. Sciacca	Patrick Hoefling
President and Principal Executive Officer	Chief Financial Officer
Babson Capital Funds Trust	Babson Capital Funds Trust

Dated:	March 7, 2014

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Babson Capital Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.